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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 April 24, 2000
                                 --------------
                       (Date of earliest event reported)




                         CAPTEC NET LEASE REALTY, INC.
             (Exact Name of Registrant as Specified in Its Charter)




         DELAWARE                      1045281                  38-3368333
(State of Other Jurisdiction    (Commission File No.)        (I.R.S. Employer
   of Incorporation)                                         Identification No.)



 24 FRANK LLOYD WRIGHT DRIVE, LOBBY L, FOURTH FLOOR, ANN ARBOR MICHIGAN 48106
                   (Address of Principal Executive Offices)




                                 (734) 994-5505
                        (Registrant's Telephone Number)
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ITEM 5.       OTHER EVENTS.

              On April 24, 2000 Captec Net Lease Realty, Inc. (the "Company") was notified that two lawsuits had been filed against the Company in the Court of Chancery of the State of Delaware in and for New Castle County. The following is intended as a summary of these actions and is qualified in its entirety by reference to the complaints filed in each of these actions. The complaints are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

              a.   Steiner v. Beach, et al., C.A. 18005NC (Delaware Chancery
Court)

              A complaint was filed by William Steiner, a stockholder of the Company, individually and on behalf of an alleged class consisting of the public stockholders of the Company, other than the defendants and any person related to or affiliated with the defendants (the "Steiner Alleged Class"), against the Company, Captec Financial Group, Inc. ("Financial Group"), Captec Net Lease Realty Advisors, Inc. ("Advisors") and each of the Company's directors individually in the Court of Chancery of the State of Delaware in and for New Castle County. The allegations of the complaint arise from a December 20, 1999 Omnibus Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Captec Acquisition, Inc. ("Acquisition"), Financial Group and Advisors, which provides for the merger of Acquisition with and into Financial Group and of Advisors with and into the Company (collectively, the "Merger"). The complaint alleges, among other things, that the defendants breached their fiduciary duties and other common law duties owed to the Steiner Alleged Class in approving the Merger, the Merger is unfair to the Company's stockholders, and the Steiner Alleged Class will be irreparably damaged if the Merger is consummated. The complaint seeks a declaration that the suit is properly maintainable as a class action, the certification of Mr. Steiner as representative of the Steiner Alleged Class, a preliminary and permanent injunction against the Merger, rescission of the Merger in the event the Merger is consummated prior to disposition of the claim, and compensatory damages and reasonable attorneys fees and expenses incurred by the Steiner Alleged Class.

              b.   Bailey v. Beach, et al., C.A. 18006NC (Delaware Chancery
Court)

              A complaint was filed by John W. Bailey, a stockholder of the Company, individually and on behalf of an alleged class consisting of the public stockholders of the Company, other than defendants (collectively, the "Bailey Alleged Class"), against the Company, Financial Group, Advisors and each of the Company's directors individually in the Court of Chancery of the State of Delaware in and for New Castle County. The complaint alleges, among other things, that the defendants breached their fiduciary duties to the Bailey Alleged Class, the defendants failed to disclose material facts about the Merger in seeking stockholder action with respect to the Merger, the Merger is unfair to the Company's stockholders, and the Bailey Alleged Class will be irreparably damaged if the Merger is consummated. The complaint seeks a declaration that the suit is properly maintainable as a class action, the certification of Mr. Bailey as representative of the Bailey Alleged Class, a preliminary and permanent injunction against the Merger, an order compelling the defendants to correct misrepresentations and omissions in the defendants' disclosures to stockholders concerning the Merger, an order compelling the defendants to seek, consider and develop alternatives to the Merger that would provide the best value available to the public stockholders, rescission of the Merger in the event the Merger is consummated prior to disposition of the claim, and compensatory damages and attorneys fees and expenses incurred by the Bailey Alleged Class.

              On May 1, 2000, the Company, Acquisition, Financial Group and Advisors executed an agreement (the "Agreement") terminating the Merger Agreement. The Agreement is attached hereto as Exhibit 99.4 and is incorporated herein by reference.
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ITEM 7.                   EXHIBITS.

EXHIBIT NO.
-----------
99.1             Complaint in Steiner v. Beach, et al., Del. Ch., C.A. No. 18005 NC

99.2             Complaint in Bailey v. Beach, et al., Del. Ch., C.A. No. 18006 NC

99.3             Press release, dated May 1, 2000

99.4             Agreement by and among Captec Net Lease Realty, Inc., Captec Acquisition, Inc., Captec Financial Group, Inc. and
                 Captec Net Lease Realty Advisors, Inc., dated as of May 1, 2000


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2000

                                     /s/ W. Ross Martin
                                     ------------------
                                     Captec Net Lease Realty, Inc.
                                     W. Ross Martin Executive Vice President and
                                     Chief Financial Officer